Exhibit 99.1

395 de Maisonneuve Blvd. West Montreal, QC H3A 1L6

TICKER SYMBOL	MEDIA AND INVESTOR RELATIONS
UFS (NYSE, TSX)	Pascal Bossé Vice-President Corporate Communications and Investor Relations Tel.: 514-848-5938

DOMTAR CORPORATION REPORTS PRELIMINARY FOURTH QUARTER AND FISCAL YEAR 2010 FINANCIAL RESULTS

Record profitability and cash flow for fiscal 2010

(All financial information is in U.S. dollars, and all earnings (loss) per share results are diluted, unless otherwise noted.)

•	Fiscal 2010 net earnings of $605 million, earnings before items[1] of $471 million

•	Fourth quarter net earnings of $7.59 per share, earnings before items[1] of $2.41 per share

•	Production related issues led to additional maintenance costs of $17 million

Montreal, February 4, 2011 – Domtar Corporation (NYSE/TSX: UFS) today reported net earnings of $325 million ($7.59 per share) for the fourth quarter of 2010 compared to net earnings of $191 million ($4.44 per share) for the third quarter of 2010 and net earnings of $124 million ($2.86 per share) for the fourth quarter of 2009. Sales for the fourth quarter of 2010 amounted to $1.4 billion. Excluding items listed below, the Company had earnings before items1 of $103 million ($2.41 per share) for the fourth quarter of 2010 compared to earnings before items1 of $183 million ($4.26 per share) for the third quarter of 2010 and earnings before items1 of $60 million ($1.39 per share) for the fourth quarter of 2009.

Fourth quarter 2010 items:

•	Benefit from cellulosic biofuel producer income tax credit of $127 million;

•	Benefit from reversal of a valuation allowance on Canadian deferred income tax assets of $100 million;

•	Costs for debt repurchase of $7 million ($4 million after tax); and

•	Closure and restructuring costs of $1 million ($1 million after tax).

Third quarter 2010 items:

•	Charge of $14 million ($9 million after tax) related to the impairment and write-down of property, plant and equipment;

•	Closure and restructuring costs of $1 million ($1 million after tax); and

•	Gain on sale of property, plant and equipment, and business of $14 million ($18 million after tax).

[1]	Non-GAAP financial measure. Refer to the Reconciliation of Non-GAAP Financial Measures in the appendix

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Fourth quarter 2009 items:

•	Refundable excise tax credit for the production and use of alternative bio fuel mixtures of $162 million ($113 million after tax);

•	Closure and restructuring costs of $29 million ($24 million after tax);

•	Charge of $27 million ($22 million after tax) related to the impairment and write-down of property, plant and equipment; and

•	Loss on sale of property, plant and equipment of $5 million ($3 million after tax).

“Fourth quarter paper shipments were weaker partly due to seasonal factors, but our average pricing held up well. We were able to post best ever fourth quarter profit before items even though production related issues resulted in higher than expected maintenance costs. Higher pulp shipments, net of the impact of the sale of the Woodland hardwood pulp facility, helped offset seasonal weakness. In addition, we redeemed all of our 2011 notes, effectively completing our systematic debt reduction program,” said John D. Williams, President and Chief Executive Officer.

FISCAL YEAR 2010 HIGHLIGHTS

For fiscal year 2010, net earnings amounted to $605 million ($14.00 per share) compared to net earnings of $310 million ($7.18 per share) for fiscal year 2009. The Company had earnings before items1 of $471 million ($10.90 per share) for fiscal 2010 compared to earnings before items1 of $46 million ($1.06 per share) for fiscal 2009. Sales amounted to $5.9 billion for fiscal year 2010.

Commenting on the 2010 performance, Mr. Williams said, “We continued to aggressively execute on our “Perform, Grow, Break out” strategic journey, thanks to excellent cost management and decisive actions that realigned our asset portfolio and reduced our exposure to challenging businesses. We have also made strategic investments in growth markets that bode well for the future, notably in fluff pulp and nanocrystalline cellulose, and built a flexible balance sheet that provides us with the ability to seize opportunities. We are well positioned for the year to come.”

SEGMENT REVIEW

Papers

Operating income before items1 was $161 million in the fourth quarter of 2010 compared to operating income before items1 of $238 million in the third quarter of 2010. Depreciation and amortization totaled $94 million in the fourth quarter of 2010. When compared to the third quarter of 2010, paper and pulp shipments decreased 5% and 9%, respectively. The shipments-to-production ratio for paper was 97% in the fourth quarter of 2010, compared to 99% in the third quarter of 2010. Paper inventories increased by 23,000 tons while pulp inventories declined by 7,000 metric tons as at the end of December versus end of September levels.

The decrease in operating income before items1 in the fourth quarter of 2010 was the result of lower paper and pulp shipments, lower average selling prices for pulp, unfavorable exchange rate including hedging, higher usage and unit costs for energy and chemicals, higher maintenance costs, and higher freight costs. These factors were partially offset by lower wood fiber costs.

[1]	Non-GAAP financial measure. Refer to the Reconciliation of Non-GAAP Financial Measures in the appendix.

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(In millions of dollars)	4Q 2010	3Q 2010
Sales	1,212	1,296
Operating income	161	237
Operating income before items[1]	161	238
Depreciation and amortization	94	96

Paper Merchants

Operating loss before items1 was $2 million in the fourth quarter of 2010 compared to operating income before items1 of nil in the third quarter of 2010. Depreciation and amortization was $1 million in the fourth quarter of 2010. Deliveries decreased 11% when compared to the third quarter of 2010. The decrease in operating income in the fourth quarter of 2010 was primarily due to lower deliveries.

(In millions of dollars)	4Q 2010	3Q 2010
Sales	212	233
Operating income (loss)	(3)	—
Operating income (loss) before items[1]	(2)	—
Depreciation and amortization	1	1

LIQUIDITY AND CAPITAL

Cash flow provided from operating activities amounted to $166 million and capital expenditures amounted to $41 million, resulting in free cash flow1 of $125 million in the fourth quarter of 2010. Domtar’s net debt-to-total capitalization ratio1 stood at 9% at December 31, 2010 compared to 35% at December 31, 2009.

OUTLOOK

We expect North American paper demand to continue declining long-term, partially offset by a gradual return of employment in the U.S. closer to pre-recession levels. Our Papers segment is benefiting from a more favorable pulp product mix that should result in reduced pricing volatility. Rising commodity pricing should also put pressure on some of our input costs in 2011.

[1]	Non-GAAP financial measure. Refer to the Reconciliation of Non-GAAP Financial Measures in the appendix

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While the economy appears to be stabilizing, employment remains slow to recover. Though we are entering 2011 with a strong position, we will continue to manage our business conservatively, looking to grow profitably and to create shareholder value.

EARNINGS CONFERENCE CALL

The Company will hold a conference call today at 11:00 a.m. (ET) to discuss its fourth quarter 2010 financial results. Financial analysts are invited to participate in the call by dialing at least 10 minutes before start time 1 (888) 339-3507 (toll free—North America) or 1 (719) 325-2424 (International), while media and other interested individuals are invited to listen to the live webcast on the Domtar Corporation website at www.domtar.com.

The Company will release its first quarter 2011 earnings on April 28, 2011 before markets open, followed by a conference call at 10:00 a.m. (ET) to discuss results. The date is tentative and will be confirmed approximately three weeks prior to the official earnings release date.

About Domtar

Domtar Corporation (NYSE/TSX:UFS) is the largest integrated manufacturer and marketer of uncoated freesheet paper in North America and the second largest in the world based on production capacity, and is also a manufacturer of papergrade, fluff and specialty pulp. The Company designs, manufactures, markets and distributes a wide range of business, commercial printing and publishing as well as converting and specialty papers including recognized brands such as Cougar®, Lynx® Opaque, Husky® Offset, First Choice® and Domtar EarthChoice® Office Paper, part of a family of environmentally and socially responsible papers. Domtar owns and operates Domtar Distribution Group, an extensive network of strategically located paper distribution facilities. The Company employs approximately 8,500 people. To learn more, visit www.domtar.com.

Forward-Looking Statements

All statements in this news release that are not based on historical fact are “forward-looking statements.” While management has based any forward-looking statements contained herein on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties, and other factors, many of which are outside of our control that could cause actual results to materially differ from such statements. Such risks, uncertainties, and other factors include, but are not necessarily limited to, those set forth under the captions “Forward-Looking Statements” and “Risk Factors” of the latest Form 10-K filed with the SEC as periodically updated by subsequently filed Form 10-Q’s. Unless specifically required by law, we assume no obligation to update or revise these forward-looking statements to reflect new events or circumstances.

-(30)-

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Domtar Corporation

Highlights

(In millions of dollars, unless otherwise noted)

	Three months ended	Three months ended	Twelve months ended	Twelve months ended
	December 31 2010	December 31 2009	December 31 2010	December 31 2009
	(Unaudited)
	$	$	$	$
Selected Segment Information

Sales
Papers	1,212	1,188	5,070	4,632
Paper Merchants	212	212	870	873
Wood	—	63	150	211

Total for reportable segments	1,424	1,463	6,090	5,716
Intersegment sales – Papers	(51)	(53)	(229)	(231)
Intersegment sales – Wood	—	(6)	(11)	(20)

Consolidated sales	1,373	1,404	5,850	5,465

Depreciation and amortization and impairment and write-down of property, plant and equipment
Papers	94	95	381	382
Paper Merchants	1	—	4	3
Wood	—	6	10	20

Total for reportable segments	95	101	395	405
Impairment and write-down of property, plant and equipment – Papers	—	27	50	62

Consolidated depreciation and amortization and impairment and write-down of property, plant and equipment	95	128	445	467

Operating income (loss)
Papers	161	212	667	650
Paper Merchants	(3)	2	(3)	7
Wood	—	(11)	(54)	(42)
Corporate	(3)	—	(7)	—

Consolidated operating income	155	203	603	615
Interest expense	29	37	155	125

Earnings before income taxes	126	166	448	490
Income tax expense (benefit)	(199)	42	(157)	180

Net earnings	325	124	605	310

Per common share (in dollars)
Net earnings
Basic	7.67	2.88	14.14	7.21
Diluted	7.59	2.86	14.00	7.18
Weighted average number of common and exchangeable shares outstanding (millions)
Basic	42.4	43.0	42.8	43.0
Diluted	42.8	43.3	43.2	43.2

Cash flows provided from operating activities	166	185	1,166	792
Additions to property, plant and equipment	41	40	153	106

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Domtar Corporation

Consolidated Statements of Earnings

(In millions of dollars, unless otherwise noted)

	Three months ended	Three months ended	Twelve months ended	Twelve months ended
	December 31 2010	December 31 2009	December 31 2010	December 31 2009
		(Unaudited)
	$	$	$	$
Sales	1,373	1,404	5,850	5,465
Operating expenses
Cost of sales, excluding depreciation and amortization	1,020	1,109	4,417	4,472
Depreciation and amortization	95	101	395	405
Selling, general and administrative	94	91	338	345
Impairment and write-down of property, plant and equipment	—	27	50	62
Closure and restructuring costs	1	29	27	63
Other operating loss (income), net	8	(156)	20	(497)

	1,218	1,201	5,247	4,850

Operating income	155	203	603	615
Interest expense	29	37	155	125

Earnings before income taxes	126	166	448	490
Income tax expense (benefit)	(199)	42	(157)	180

Net earnings	325	124	605	310

Per common share (in dollars)
Net earnings
Basic	7.67	2.88	14.14	7.21
Diluted	7.59	2.86	14.00	7.18
Weighted average number of common and exchangeable shares outstanding (millions)
Basic	42.4	43.0	42.8	43.0
Diluted	42.8	43.3	43.2	43.2

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Domtar Corporation

Consolidated Balance Sheets at

(In millions of dollars)

	December 31 2010	December 31 2009
	(Unaudited)
	$	$
Assets
Current assets
Cash and cash equivalents	530	324
Receivables, less allowances of $7 and $8	601	536
Inventories	648	745
Prepaid expenses	28	46
Income and other taxes receivable	78	414
Deferred income taxes	115	137

Total current assets	2,000	2,202

Property, plant and equipment, at cost	9,255	9,575
Accumulated depreciation	(5,488)	(5,446)

Net property, plant and equipment	3,767	4,129
Intangible assets, net of amortization	56	85
Other assets	203	103

Total assets	6,026	6,519

Liabilities and shareholders’ equity
Current liabilities
Bank indebtedness	23	43
Trade and other payables	678	686
Income and other taxes payable	22	31
Long-term debt due within one year	2	11

Total current liabilities	725	771

Long-term debt	825	1,701
Deferred income taxes and other	924	1,019
Other liabilities and deferred credits	350	366

Shareholders’ equity
Exchangeable shares	64	78
Additional paid-in capital	2,791	2,816
Retained earnings (accumulated deficit)	357	(216)
Accumulated other comprehensive loss	(10)	(16)

Total shareholders’ equity	3,202	2,662

Total liabilities and shareholders’ equity	6,026	6,519

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Domtar Corporation

Consolidated Statements of Cash Flows

(In millions of dollars)

	Twelve months ended	Twelve months ended
	December 31 2010	December 31 2009
	(Unaudited)
	$	$
Operating activities
Net earnings	605	310
Adjustments to reconcile net earnings to cash flows from operating activities
Depreciation and amortization	395	405
Deferred income taxes	(174)	157
Impairment and write-down of property, plant and equipment	50	62
Loss (gain) on repurchase of long-term debt	47	(12)
Net losses (gains) on disposals of property, plant and equipment and sale of businesses	33	(7)
Stock-based compensation expense	5	8
Other	(2)	16
Changes in assets and liabilities, excluding the effects of sale of businesses
Receivables	(73)	(55)
Inventories	39	261
Prepaid expenses	6	(3)
Trade and other payables	(11)	38
Income and other taxes	344	(357)
Difference between employer pension and other post-retirement contributions and pension and other post-retirement expense	(120)	(61)
Other assets and other liabilities	22	30

Cash flows provided from operating activities	1,166	792

Investing activities
Additions to property, plant and equipment	(153)	(106)
Proceeds from disposals of property, plant and equipment	26	21
Proceeds from sale of businesses and investments	185	—

Cash flows provided from (used for) investing activities	58	(85)

Financing activities
Dividend payments	(21)	—
Net change in bank indebtedness	(19)	—
Change of revolving bank credit facility	—	(60)
Issuance of long-term debt	—	385
Repayment of long-term debt	(898)	(725)
Debt issue and tender offer costs	(35)	(14)
Stock repurchase	(44)	—
Prepaid and premium on structured stock repurchase, net	2	—
Other	(3)	—

Cash flows used for financing activities	(1,018)	(414)

Net increase in cash and cash equivalents	206	293
Translation adjustments related to cash and cash equivalents	—	15
Cash and cash equivalents at beginning of period	324	16

Cash and cash equivalents at end of period	530	324

Supplemental cash flow information
Net cash payments for:
Interest	107	125
Income taxes paid (refund)	28	(20)

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Domtar Corporation

Quarterly Reconciliation of Non-GAAP Financial Measures

(In millions of dollars, unless otherwise noted)

The following table sets forth certain non-U.S. generally accepted accounting principles (“GAAP”) financial metrics identified in bold as “Earnings (loss) before items”, “Earnings (loss) before items per diluted share”, “EBITDA”, “EBITDA margin”, “EBITDA before items”, “EBITDA margin before items”, “Free cash flow”, “Net debt” and “Net debt-to-total capitalization.” Management believes that the financial metrics presented are frequently used by investors and are useful to evaluate our ability to service debt and the overall credit profile. Management believes these metrics are also useful to measure the operating performance and benchmark with peers within the industry. These metrics are presented as a complement to enhance the understanding of operating results but not in substitution for GAAP results.

The Company calculates “Earnings (loss) before items” and “EBITDA before items” by excluding the after-tax (pre-tax) effect of items considered by management as not reflecting our ongoing operations. Management uses these measures, as well as EBITDA and Free cash flow, to focus on ongoing operations and believes that it is useful to investors because it enables them to perform meaningful comparisons between periods. Domtar believes that using this information along with Net earnings (loss) provides for a more complete analysis of the results of operations. Net earnings (loss) and Cash flow provided from operating activities are the most directly comparable GAAP measures.

			2010					2009
			Q1	Q2	Q3	Q4	YTD	Q1	Q2	Q3	Q4	YTD
Reconciliation of “Earnings (loss) before items” to Net earnings (loss)
	Net earnings (loss)	($)	58	31	191	325	605	(45)	48	183	124	310
(–)	Alternative fuel tax credits	($)	(18)	—	—	—	(18)	(28)	(79)	(116)	(113)	(336)
(–)	Cellulose biofuel producer credits	($)	—	—	—	(127)	(127)	—	—	—	—	—
(–)	Reversal of valuation allowance on Canadian deferred income tax balances	($)	—	—	—	(100)	(100)	—	—	—	—	—
(+)	Impairment and write-down of property, plant and equipment	($)	16	9	9	—	34	21	—	—	22	43
(+)	Closure and restructuring costs	($)	14	4	1	1	20	14	4	2	24	44
(–)	Net losses (gains) on disposals of property, plant and equipment and sale of businesses	($)	(1)	48	(18)	—	29	—	—	(12)	3	(9)
(–)	Loss (gain) on repurchase of long-term debt	($)	—	24	—	4	28	—	(6)	—	—	(6)
(=)	Earnings (loss) before items	($)	69	116	183	103	471	(38)	(33)	57	60	46
( / )	Weighted avg. number of common and exchangeable shares outstanding (diluted)	(millions)	43.3	43.4	43.0	42.8	43.2	43.0	43.0	43.2	43.3	43.2
(=)	Earnings (loss) before items per diluted share	($)	1.59	2.67	4.26	2.41	10.90	(0.88)	(0.77)	1.32	1.39	1.06
Reconciliation of “EBITDA” and “EBITDA before items” to Net earnings (loss)
	Net earnings (loss)	($)	58	31	191	325	605	(45)	48	183	124	310
(+)	Income tax expense (benefit)	($)	26	(5)	21	(199)	(157)	(8)	68	78	42	180
(+)	Interest expense	($)	32	70	24	29	155	31	23	34	37	125
(=)	Operating income (loss)	($)	116	96	236	155	603	(22)	139	295	203	615
(+)	Depreciation and amortization	($)	102	101	97	95	395	99	104	101	101	405
(+)	Impairment and write-down of property, plant and equipment	($)	22	14	14	—	50	35	—	—	27	62
(–)	Net losses (gains) on disposals of property, plant and equipment and sale of businesses	($)	(1)	48	(14)	—	33	—	—	(12)	5	(7)
(=)	EBITDA	($)	239	259	333	250	1,081	112	243	384	336	1,075
( / )	Sales	($)	1,457	1,547	1,473	1,373	5,850	1,302	1,319	1,440	1,404	5,465
(=)	EBITDA margin	(%)	16%	17%	23%	18%	18%	9%	18%	27%	24%	20%
	EBITDA	($)	239	259	333	250	1,081	112	243	384	336	1,075
(–)	Alternative fuel tax credits	($)	(25)	—	—	—	(25)	(46)	(131)	(159)	(162)	(498)
(+)	Closure and restructuring costs	($)	20	5	1	1	27	24	6	4	29	63
(=)	EBITDA before items	($)	234	264	334	251	1,083	90	118	229	203	640
( / )	Sales	($)	1,457	1,547	1,473	1,373	5,850	1,302	1,319	1,440	1,404	5,465
(=)	EBITDA margin before items	(%)	16%	17%	23%	18%	19%	7%	9%	16%	14%	12%
Reconciliation of “Free cash flow” to Cash flow provided from operating activities
	Cash flow provided from operating activities	($)	123	610	267	166	1,166	57	306	244	185	792
(–)	Additions to property, plant and equipment	($)	(31)	(43)	(38)	(41)	(153)	(24)	(18)	(24)	(40)	(106)
(=)	Free cash flow	($)	92	567	229	125	1,013	33	288	220	145	686
“Net debt-to-total capitalization” computation
	Bank indebtedness	($)	19	30	26	23		52	24	30	43
(+)	Long-term debt due within one year	($)	31	30	22	2		18	13	13	11
(+)	Long-term debt	($)	1,600	1,186	961	825		2,195	2,162	1,971	1,701
(=)	Debt	($)	1,650	1,246	1,009	850		2,265	2,199	2,014	1,755
(–)	Cash and cash equivalents	($)	(314)	(514)	(537)	(530)		(145)	(381)	(433)	(324)
(=)	Net debt	($)	1,336	732	472	320		2,120	1,818	1,581	1,431
(+)	Shareholders’ equity	($)	2,748	2,642	2,811	3,202		2,073	2,264	2,580	2,662
(=)	Total capitalization	($)	4,084	3,374	3,283	3,522		4,193	4,082	4,161	4,093
	Net debt	($)	1,336	732	472	320		2,120	1,818	1,581	1,431
( / )	Total capitalization	($)	4,084	3,374	3,283	3,522		4,193	4,082	4,161	4,093
(=)	Net debt-to-total capitalization	(%)	33%	22%	14%	9%		51%	45%	38%	35%

“Earnings (loss) before items”, “Earnings (loss) before items per diluted share”, “EBITDA”, “EBITDA margin”, “EBITDA before items”, “EBITDA margin before items”, “Free cash flow”, “Net debt” and “Net debt-to-total capitalization” have no standardized meaning prescribed by GAAP and are not necessarily comparable to similar measures presented by other companies and therefore should not be considered in isolation or as a substitute for Net earnings (loss), Operating income (loss) or any other earnings statement, cash flow statement or balance sheet financial information prepared in accordance with GAAP. It is important for readers to understand that certain items may be presented in different lines by different companies on their financial statements thereby leading to different measures for different companies.

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Domtar Corporation

Quarterly Reconciliation of Non-GAAP Financial Measures—By Segment 2010

(In millions of dollars, unless otherwise noted)

The following table sets forth certain non-U.S. generally accepted accounting principles (“GAAP”) financial metrics identified in bold as “Operating income (loss) before items”, “EBITDA before items” and “EBITDA margin before items” by reportable segment. Management believes that the financial metrics presented are frequently used by investors and are useful to measure the operating performance and benchmark with peers within the industry. These metrics are presented as a complement to enhance the understanding of operating results but not in substitution for GAAP results.

The company calculates the segmented “Operating income (loss) before items” by excluding the pre-tax effect of items considered by management as not reflecting our ongoing operations. Management uses these measures to focus on ongoing operations and believes that it is useful to investors because it enables them to perform meaningful comparisons between periods. Domtar believes that using this information along with Operating income (loss) provides for a more complete analysis of the results of operations. Operating income (loss) by segment is the most directly comparable GAAP measure.

			Papers					Paper Merchants					Wood(1)					Corporate
			Q1’10	Q2’10	Q3’10	Q4’10	YTD	Q1’10	Q2’10	Q3’10	Q4’10	YTD	Q1’10	Q2’10	Q3’10	Q4’10	YTD	Q1’10	Q2’10	Q3’10	Q4’10	YTD
Reconciliation of Operating income (loss) to “Operating income (loss) before items”
	Operating income (loss)	($)	120	149	237	161	667	1	(1)	—	(3)	(3)	(5)	(49)	—	—	(54)	—	(3)	(1)	(3)	(7)
(–)	Alternative fuel tax credits	($)	(25)	—	—	—	(25)	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
(+)	Impairment and write-down of property, plant and equipment	($)	22	14	14	—	50	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
(+)	Closure and restructuring costs	($)	20	5	1	—	26	—	—	—	1	1	—	—	—	—	—	—	—	—	—	—
(–)	Net losses (gains) on disposals of property, plant and equipment and sale of businesses	($)	—	(3)	(14)	—	(17)	—	—	—	—	—	(1)	49	—	—	48	—	2	—	—	2
(=)	Operating income (loss) before items	($)	137	165	238	161	701	1	(1)	—	(2)	(2)	(6)	—	—	—	(6)	—	(1)	(1)	(3)	(5)
Reconciliation of “Operating income (loss) before items” to “EBITDA before items”
	Operating income (loss) before items	($)	137	165	238	161	701	1	(1)	—	(2)	(2)	(6)	—	—	—	(6)	—	(1)	(1)	(3)	(5)
(+)	Depreciation and amortization	($)	96	95	96	94	381	1	1	1	1	4	5	5	—	—	10	—	—	—	—	—

(=)	EBITDA before items	($)	233	260	334	255	1,082	2	—	1	(1)	2	(1)	5	—	—	4	—	(1)	(1)	(3)	(5)
(/)	Sales	($)	1,245	1,317	1,296	1,212	5,070	212	213	233	212	870	67	83	—	—	150	—	—	—	—	—
(=)	EBITDA margin before items	(%)	19%	20%	26%	21%	21%	1%	—	—	—	—	—	6%	—	—	3%	—	—	—	—	—

“Operating income (loss) before items”, “EBITDA before items” and “EBITDA margin before items” have no standardized meaning prescribed by GAAP and are not necessarily comparable to similar measures presented by other companies and therefore should not be considered in isolation or as a substitute for Operating income (loss) or any other earnings statement, cash flow statement or balance sheet financial information prepared in accordance with GAAP. It is important for readers to understand that certain items may be presented in different lines by different companies on their financial statements thereby leading to different measures for different companies.

(1)

As previously reported, we sold 88% of the Wood segment on June 30, 2010 to EACOM Timber Corporation (“EACOM”). During the fourth quarter 2010, in an unrelated transaction, we sold the remaining 12% of common stock held in EACOM.

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Domtar Corporation

Quarterly Reconciliation of Non-GAAP Financial Measures—By Segment 2009

(In millions of dollars, unless otherwise noted)

The following table sets forth certain non-U.S. generally accepted accounting principles (“GAAP”) financial metrics identified in bold as “Operating income (loss) before items”, “EBITDA before items” and “EBITDA margin before items” by reportable segment. Management believes that the financial metrics presented are frequently used by investors and are useful to measure the operating performance and benchmark with peers within the industry. These metrics are presented as a complement to enhance the understanding of operating results but not in substitution for GAAP results.

The company calculates the segmented “Operating income (loss) before items” by excluding the pre-tax effect of items considered by management as not reflecting our ongoing operations. Management uses these measures to focus on ongoing operations and believes that it is useful to investors because it enables them to perform meaningful comparisons between periods. Domtar believes that using this information along with Operating income (loss) provides for a more complete analysis of the results of operations. Operating income (loss) by segment is the most directly comparable GAAP measure.

			Papers					Paper Merchants					Wood					Corporate
			Q1’09	Q2’09	Q3’09	Q4’09	YTD	Q1’09	Q2’09	Q3’09	Q4’09	YTD	Q1’09	Q2’09	Q3’09	Q4’09	YTD	Q1’09	Q2’09	Q3’09	Q4’09	YTD
Reconciliation of Operating income (loss) to “Operating income (loss) before items”
	Operating income (loss)	($)	(6)	150	294	212	650	2	1	2	2	7	(18)	(12)	(1)	(11)	(42)	—	—	—	—	—
(–)	Alternative fuel tax credits	($)	(46)	(131)	(159)	(162)	(498)	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
(+)	Impairment and write-down of property, plant and equipment	($)	35	—	—	27	62	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
(+)	Closure and restructuring costs	($)	22	4	4	22	52	—	1	—	1	2	2	1	—	6	9	—	—	—	—	—
(–)	Net losses (gains) on disposals of property, plant and equipment	($)	—	—	(1)	5	4	—	—	—	—	—	—	—	(8)	—	(8)	—	—	(3)	—	(3)
(=)	Operating income (loss) before items	($)	5	23	138	104	270	2	2	2	3	9	(16)	(11)	(9)	(5)	(41)	—	—	(3)	—	(3)
Reconciliation of “Operating income (loss) before items” to “EBITDA before items”
	Operating income (loss) before items	($)	5	23	138	104	270	2	2	2	3	9	(16)	(11)	(9)	(5)	(41)	—	—	(3)	—	(3)
(+)	Depreciation and amortization	($)	94	98	95	95	382	1	1	1	—	3	4	5	5	6	20	—	—	—	—	—

(=)	EBITDA before items	($)	99	121	233	199	652	3	3	3	3	12	(12)	(6)	(4)	1	(21)	—	—	(3)	—	(3)
(/)	Sales	($)	1,106	1,127	1,211	1,188	4,632	217	205	239	212	873	43	46	59	63	211	—	—	—	—	—
(=)	EBITDA margin before items	(%)	9%	11%	19%	17%	14%	1%	1%	1%	1%	1%	—	—	—	2%	—	—	—	—	—	—

“Operating income (loss) before items”, “EBITDA before items” and “EBITDA margin before items” have no standardized meaning prescribed by GAAP and are not necessarily comparable to similar measures presented by other companies and therefore should not be considered in isolation or as a substitute for Operating income (loss) or any other earnings statement, cash flow statement or balance sheet financial information prepared in accordance with GAAP. It is important for readers to understand that certain items may be presented in different lines by different companies on their financial statements thereby leading to different measures for different companies.

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Domtar Corporation

Supplemental Segmented Information

(In millions of dollars, unless otherwise noted)

		2010					2009
		Q1	Q2	Q3	Q4	YTD	Q1	Q2	Q3	Q4	YTD
Papers Segment
Sales	($)	1,245	1,317	1,296	1,212	5,070	1,106	1,127	1,211	1,188	4,632
Intersegment sales – Papers	($)	(62)	(60)	(56)	(51)	(229)	(60)	(55)	(63)	(53)	(231)
Operating income (loss)	($)	120	149	237	161	667	(6)	150	294	212	650
Depreciation and amortization	($)	96	95	96	94	381	94	98	95	95	382
Impairment and write-down of property, plant and equipment	($)	22	14	14	—	50	35	—	—	27	62
Papers
Papers Production	(‘000 ST)	906	882	906	873	3,567	869	912	920	903	3,604
Papers Shipments	(‘000 ST)	960	891	896	850	3,597	913	929	972	943	3,757
Uncoated Freesheet	(‘000 ST)	925	889	896	850	3,560	887	901	939	890	3,617
Coated Groundwood	(‘000 ST)	35	2	—	—	37	26	28	33	53	140
Pulp
Pulp Shipments(a)	(‘000 ADMT)	388	486	412	376	1,662	314	393	446	386	1,539
Hardwood Kraft Pulp	(%)	40%	38%	37%	24%	35%	33%	33%	40%	35%	36%
Softwood Kraft Pulp	(%)	49%	52%	53%	62%	54%	54%	54%	49%	54%	52%
Fluff Pulp	(%)	11%	10%	10%	14%	11%	13%	13%	11%	11%	12%

Paper Merchants Segment
Sales	($)	212	213	233	212	870	217	205	239	212	873
Operating income (loss)	($)	1	(1)	—	(3)	(3)	2	1	2	2	7
Depreciation and amortization	($)	1	1	1	1	4	1	1	1	—	3

Wood Segment
Sales	($)	67	83	—	—	150	43	46	59	63	211
Intersegment sales – Wood	($)	(5)	(6)	—	—	(11)	(4)	(4)	(6)	(6)	(20)
Operating loss	($)	(5)	(49)	—	—	(54)	(18)	(12)	(1)	(11)	(42)
Depreciation and amortization	($)	5	5	—	—	10	4	5	5	6	20
Lumber Production	(Millions FBM)	172	165	—	—	337	121	131	147	161	560
Lumber Shipments	(Millions FBM)	164	187	—	—	351	125	135	153	161	574

Average Exchange Rates	CAN	1.041	1.028	1.039	1.013	1.030	1.245	1.167	1.097	1.056	1.142
	US	0.961	0.973	0.962	0.987	0.971	0.803	0.857	0.911	0.947	0.876

(a)	Figures are gross of market pulp purchased from other producers on the open market for some of our paper making operations. Pulp Shipments represent the amount of pulp produced in excess of our internal requirement.

Note: the term “ST” refers to a short ton, the term “ADMT” refers to an air dry metric ton, and the term “FBM” refers to foot board measure.

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